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EXHIBIT 10.23.5 - Indemnification Agreement


THIS AGREEMENT is made as of this 18th day of February 1999 between McWhorter Technologies, Inc., a Delaware corporation ("Corporation") and David I. Barton ("Director").

WITNESSETH THAT:

WHEREAS, Director is a member of the Board of Directors of Corporation and in such capacity is performing a valuable service for Corporation; and

WHEREAS, the Certificate of Incorporation ("Certificate") and By-laws ("By-laws") of the Corporation provide for the indemnification of the directors, officers, employees and agents of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"); and

WHEREAS, such DGCL specifically provides that the indemnification provided in the Certificate and By-laws is not exclusive, and thereby contemplate that contracts may be entered into between Corporation and the members of its Board of Directors with respect to indemnification of such directors; and

WHEREAS, in accordance with the authorization provided by the DGCL, Corporation has purchased and presently maintains a policy or policies of Directors and Officers Liability Insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of their services for Corporation; and

WHEREAS, certain matters with respect to the terms and availability of D & O Insurance and with respect to the application, amendment and enforcement of statutory and by-law indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors thereby; and

WHEREAS, in order to resolve such questions and thereby induce Director to continue to serve as a member of the Board of Directors of Corporation, Corporation has determined and agreed to enter into this contract with Director;

NOW, THEREFORE, in consideration of Director's continued service as a Director after the date hereof the parties hereto agree as follows:

1. INDEMNITY OF DIRECTOR. Corporation hereby agrees to hold harmless and indemnify Director to the full extent authorized or permitted by the provisions of the DGCL, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

2.       MAINTENANCE OF INSURANCE AND SELF INSURANCE.

         a) Corporation represents that it presently has in force and effect policies of D & O Insurance with insurance companies and in amounts as follows (the "Insurance Policies"):


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                  Federal Insurance Company - Policy No. 8141-46-37 providing directors and officers liability coverage with limits of $15 million per loss and per policy period and fiduciary liability coverage of $5 million per loss and per policy period.

         b) In the event Corporation does not purchase and maintain in effect for the benefit of Director one or more valid, binding and enforceable policies of D & O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies, Corporation agrees to hold harmless and indemnify Director to the full extent of the coverage which would otherwise have been provided for the benefit of Director pursuant to the Insurance Policies.

3.       ADDITIONAL INDEMNITY. Subject only to the exclusions set forth in
         Section 4 hereof, Corporation hereby further agrees to hold harmless and indemnify Director:

         a) Against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

         b) Otherwise to the fullest extent as may be provided to Director by Corporation under DGCL.

4. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 3 hereof shall be paid by Corporation:

         a) except to the extent the aggregate of losses to be indemnified thereunder exceed the sum of $1,000 plus the amount of such losses for which the Director is indemnified either pursuant to Sections 1 or 2 hereof or pursuant to any D & O Insurance purchased and maintained by the Corporation;

         b) on account of any suit in which judgment is rendered against a Director for an accounting of profits made from the purchase or sale by Director of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

         c) on account of Director's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

         d) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

5. CONTINUATION OF INDEMNITY. All agreements and obligations of Corporation contained herein shall continue during the period Director is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether, civil, criminal or investigative, by reason of the fact that Director was a director of Corporation or serving in any other capacity referred to herein.

6. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not


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         relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies Corporation of the commencement thereof:

         a) Corporation will be entitled to participate therein at its own expense; and,

         b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from Corporation to Director of its election so to assume the defense thereof, Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between Corporation and Director in the conduct of the defense of such action or
                  (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Director shall have made the conclusion provided for in (ii) above.

         c) Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director's written consent. Neither Corporation nor Director will unreasonably withhold their consent to any proposed settlement.

7. ADVANCEMENT AND REPAYMENT OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by Director in defending or investigating any action, suit, or proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter. The Director hereby undertakes to repay any such advances in the event that it is ultimately determined that Director is not entitled to indemnification under the terms of this Agreement. Director agrees that Director will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent that it shall be ultimately determined that Director is not entitled to be indemnified by Corporation for such expenses under the provisions of the DGCL, the Certificate, the By-laws, this Agreement or otherwise.

8. DETERMINATION OF RIGHT TO INDEMNIFICATION. Anything contained elsewhere herein to the contrary notwithstanding, the determination as to whether or not Director has met the standard of conduct required to qualify and entitle Director to indemnification under the provisions of this Agreement may be made either by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, by independent legal counsel (who may be the outside counsel regularly employed by Corporation) or by the stockholders of Corporation, provided that the manner in which (and, if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the Board of Directors and by Director. In the event that such parties are unable to agree on the manner in which the determination of the right to indemnity is to be made, such determination may be made by independent legal counsel retained by Corporation especially for such purpose, provided that such counsel be approved in advance in writing by both the Board of Directors and Director and provided further, that such counsel shall not be outside counsel employed by the Corporation. In the event that the Parties hereto are unable to agree on the selection of such outside counsel, such outside counsel shall be selected by lot by the outside counsel regularly employed by Corporation from among the Chicago law firms having more than one hundred attorneys and having a rating of "av" or better in the then current Martindale-Hubbell Law Directory. Such selection by lot shall be made in the presence of Director (and his legal counsel or either of them, as Director may elect). The outside counsel regularly employed by Corporation and Director (and his legal counsel or either of them, as Director may elect) shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept engagement to make the determination required hereunder until one of such firms


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         accepts such engagement. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by Corporation, and, if requested by such counsel, Corporation shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

9.       ENFORCEMENT.

         a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Director to continue as a director of Corporation, and acknowledges that director is relying upon this Agreement in continuing in such capacity.

         b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Director for all of Director's reasonable fees and expenses in bringing and pursuing such action.

10. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be valid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

11.      MISCELLANEOUS.

         a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

         b) This Agreement shall be binding upon Director and upon Corporation, its successors and assigns, and shall insure to the benefit of Director, Director's heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

         c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         d) The indemnification and advance payment of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Director may be entitled under any provision of law, the Certificate, the By-laws, any other agreement, a vote of stockholders or disinterested directors or otherwise.

IN WITNESS WHEREOF, the parties hereto executed this Agreement on and as of the day and year first above written.

                                             McWHORTER TECHNOLOGIES, INC.


                                             By /s/ Jeffrey M. Nodland
                                                ------------------------------
                                                 Jeffrey M. Nodland, President
                                                  and Chief Executive Officer

                                             DIRECTOR


                                                /s/ David I. Barton
                                                ------------------------------
                                                David I. Barton


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